EXHIBIT 10.1

AGREEMENT AND PLAN OF REORGANIZATION

by and between

UCC SERVICES GROUP

a Nevada corporation

and

TBM MANAGEMENT LIMITED

a British Virgin Island company

effective as of February 13, 2006

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION, made and entered into this 13th day of February, 2006, by and between UCC SERVICES GROUP, a Nevada corporation (“USG”), and TBM MANAGEMENT LIMITED, a British Virgin Island corporation (“TBM”).

Premises

WHEREAS, this Agreement provides for the reorganization of TBM into USG, and in connection therewith, the conversion of the outstanding shares of TBM into shares of common voting stock of USG, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the boards of directors and shareholders of USG and of TBM have determined, subject to the terms and conditions set forth in this Agreement, that the reorganization contemplated hereby is desirable and in the best interests of their respective entities. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed reorganization.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF TBM

As an inducement to and to obtain the reliance of USG, TBM represents and warrants as follows:

Section 1.1 Organization. TBM is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the TBM Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of TBM as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of TBM’s articles of incorporation or bylaws. TBM has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2 Capitalization. TBM’s total authorized capital consists of 50,000 “registered” Shares, par value $1.00 (US) per share. As of the date of this agreement and as of the Closing Date (as defined below) there is one (1) share issued and outstanding. The issued and outstanding share of TBM’s securities has been legally issued, fully paid and non-assessable and has not been issued in violation of the preemptive or other rights of any person. TBM has no other securities, warrants or options authorized or issued.

Section 1.3 Subsidiaries and Predecessor Corporations. Except as provided in the TBM Schedules or in the notes to the TBM financial statements referenced hereinbelow, TBM does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

Section 1.4 Financial Statements. Included in the TBM Schedules is an unaudited balance sheet and income statement, dated as of December 31, 2005. Relevant thereto:

(a)       The TBM balance sheets present fairly as of their date the financial condition of TBM. TBM does not have, as of the date of such balance sheets, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of TBM, in accordance with generally accepted accounting principles;

(b)       TBM has no liabilities with respect to the payment of any taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c)       TBM has filed all income tax returns required to be filed by it from inception to the date hereof, if any;

(d)       The books and records, financial and others, of TBM are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(e)       Except as and to the extent disclosed in the most recent TBM balance sheet and the TBM Schedules, TBM has no material contingent liabilities, direct or indirect, matured or unmatured.

Section 1.5 Information. The information concerning TBM set forth in this Agreement and in the TBM Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.6 Absence of Certain Changes or Events. Except as set forth in this Agreement, the TBM Schedules, or as otherwise disclosed to USG, since December 31, 2005:

(a)       There has not been: (i) any material adverse change in the business, operations, properties, assets or condition of TBM; or (ii) any damage, destruction or loss to TBM (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of TBM;

(b)       TBM has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its shareholder or purchased or redeemed or agreed to purchase or redeem any of its shares; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of TBM; (iv) made any material change in its method of management, operation or accounting; (v) other than disclosed to USG, entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

(c)       TBM has not: (i) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent TBM balance sheet and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); or (iv) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of TBM; and

(d)       To the best knowledge of TBM, it has not become subject to any law or regulation that materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of TBM.

Section 1.7 Title and Related Matters. TBM has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) which are reflected in the most recent TBM balance sheet and the TBM Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the TBM Schedules. Except as set forth in the TBM Schedules, TBM owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with TBM’s business. Except as set forth in the TBM Schedules, no third party has any right to, and TBM has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of TBM or any material portion of its properties, assets or rights.

Section 1.8 Litigation and Proceedings. To the best of TBM’s knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against TBM or affecting TBM or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of TBM. TBM does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.9 Contracts.

(a)       Except as included or described in the TBM Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which TBM is a party or by which it or any of its assets, products, technology or properties are bound;

(b)       Except as included or described in the TBM Schedules or reflected in the most recent TBM balance sheet, TBM is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which TBM is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of TBM; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

(c)       To TBM’s knowledge, all contracts, agreements, franchises, license agreements and other commitments to which TBM is a party or by which its properties are bound and which are material to the operations of TBM taken as a whole, are valid and enforceable by TBM in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.10 Material Contract Defaults. To the best of TBM’s knowledge and belief, TBM is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of TBM, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which TBM has not taken adequate steps to prevent such a default from occurring.

Section 1.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which TBM is a party or to which any of its properties or operations are subject.

Section 1.12 Governmental Authorizations. To the best of TBM’s knowledge, TBM has all licenses, franchises, permits or other governmental authorizations legally required to enable TBM to conduct its business in all material respects as conducted on the date hereof. Except for compliance with applicable securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by TBM of this Agreement and the consummation by TBM of the transactions contemplated hereby.

Section 1.13 Compliance With Laws and Regulations. To the best of TBM’s knowledge, except as disclosed in the TBM Schedules, TBM has complied with all applicable statutes and regulations of any applicable jurisdiction or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of TBM or would not result in TBM’s incurring any material liability.

Section 1.14 Insurance. All of the insurable properties of TBM are insured for TBM’s benefit in accordance with the insurance policies disclosed in the TBM Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

Section 1.15 Approval of Agreement. The Board of Directors of TBM have authorized the execution and delivery of this Agreement by TBM, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the shareholder of TBM for his approval with the recommendation that the reorganization be accepted.

Section 1.16 Material Transactions or Affiliations. Except as disclosed herein and in the TBM Schedules, there exists no material contract, agreement or arrangement between TBM and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by TBM to own beneficially, ten percent (10%) or more of the issued and outstanding TBM shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to TBM than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by TBM, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 1.17 Labor Relations. TBM has never had a work stoppage resulting from labor problems. To the best knowledge of TBM, no union or other collective bargaining organization is organizing or attempting to organize any employee of TBM.

Section 1.18 Previous Sales of Securities. Since inception, all sales of TBM’s securities were made in accordance with the laws of the British Virgin Islands and/or such other jurisdictions where such securities were sold.

Section 1.19 TBM Schedules. Upon execution hereof, TBM will deliver to USG the following schedules, which are collectively referred to as the “TBM Schedules” and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of TBM as complete, true and correct in all material respects:

(a)       Copies of the articles of incorporation, bylaws and all minutes of its Board of Directors and Shareholders;

(b)       The financial statements of TBM referenced hereinabove in Section 1.4;

(c)	A list indicating the name and address of the shareholder of TBM;

(d)       Copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which TBM carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of TBM);

(e)       A list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect TBM, its properties or assets;

(f)        A list of all executive employees of TBM, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

(g)       A description of all real and personal property owned by TBM, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

(h)       Copies of all material contracts, leases, agreements or other instruments to which TBM is a party or by which it or its properties are bound;

(i)        The name and location of each bank or other institution with which TBM has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

(j)        A list of all patent applications, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of TBM and in which either TBM or TBM’s stockholders has or previously had any direct or indirect, equitable or legal right or interest;

(k)       A copy of all material documentation relating to the sale of TBM shares by TBM to its present stockholder;

(l)	A list of insurance policies referred to in Section 1.14;

(m)      A description of any material adverse change in the business operations, property, inventory, assets or condition of TBM since the most recent TBM balance sheet required to be provided pursuant to Section 1.6; and

(n)       Any other information, together with any required copies of documents required to be disclosed in the TBM Schedules by Sections 1.1 through 1.18.

TBM shall cause the TBM Schedules and the instruments and data delivered to USG hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF USG

.

As an inducement to, and to obtain the reliance of TBM, USG represents and warrants as follows:

Section 2.1 Organization. USG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the USG Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of USG as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of USG’s articles of incorporation or bylaws. USG has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. USG has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

Section 2.2 Capitalization. At Closing, USG’s total authorized capital shall consist of 100,000,000 Common Shares, par value $0.001 per share and 10,000,000 Preferred Shares, par value $0.001 per share. As of the Closing Date, as herein defined, there will be 10,000,000 shares of USG’s common stock issued and outstanding. Simultaneous with the Closing, the holder of 9,000,000 common shares shall take all action necessary to cancel such shares and return the same to USG, in order to establish the number of USG’s issued and outstanding common shares at Closing to be 1,000,000. All issued and outstanding USG Common Shares have been legally issued, fully paid and are nonassessable. There are no preferred shares issued or outstanding. All issued and outstanding USG Common Shares have been legally issued, fully paid and are nonassessable.

Section 2.3 Subsidiaries. USG has no subsidiary companies.

Section 2.4 Financial Statements. As of the Closing Date, as defined herein, USG shall have no assets or liabilities.

Section 2.5 Information. The information concerning USG as set forth in this Agreement and in the USG Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the USG Schedules, since December 31, 2005:

(a)       USG has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of USG; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(b)       USG has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; or (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

(c)       To the best knowledge of USG, it has not become subject to any law or regulation that materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of USG.

Section 2.7 Title and Related Matters. As of the Closing Date, USG will own no real, personal or intangible property.

Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of USG’s knowledge and belief, threatened by or against or affecting USG, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of USG. USG does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.9 Contracts. On the Closing Date:

(a)       There are no material contracts, agreements, franchises, license agreements, or other commitments to which USG is a party or by which it or any of its properties are bound;

(b)       USG is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as USG can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of USG; and

(c)       USG is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of USG; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which USG is a party or to which any of its properties or operations are subject.

Section 2.11 Material Contract Defaults. To the best of USG’s knowledge and belief, USG is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of USG, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which USG has not taken adequate steps to prevent such a default from occurring.

Section 2.12 Governmental Authorizations. To the best of USG’s knowledge, USG has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by USG of the transactions contemplated hereby.

Section 2.13 Compliance With Laws and Regulations. To the best of USG’s knowledge and belief, USG has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of USG or would not result in USG’s incurring any material liability.

Section 2.14 Insurance. USG has no insurable properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

Section 2.15 Approval of Agreement. The board of directors and shareholders of USG have authorized the execution and delivery of this Agreement by USG and have approved the transactions contemplated hereby.

Section 2.16 Material Transactions or Affiliations. As of the Closing Date there will exist no material contract, agreement or arrangement between USG and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by USG to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of USG and which is to be performed in whole or in part after the date hereof. USG has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.17 Labor Relations. USG has never had a work stoppage resulting from labor problems. USG has no employees other than its officers and directors.

Section 2.18 USG Schedules. Upon execution hereof, USG shall deliver to TBM the following schedules, which are collectively referred to as the “USG Schedules” which are dated the date of this Agreement, all certified by an officer of USG to be complete, true and accurate:

(a)       Complete and correct copies of the articles of incorporation and bylaws of USG, as amended and as in effect as of the date of this Agreement;

(b)       The description of any material adverse change in the business, operations, property, assets, or condition of USG since December 31, 2005 required to be provided pursuant to Section 2.6; and

(c)       Any other information, together with any required copies of documents, required to be disclosed in the USG Schedules by Sections 2.1 through 2.17.

USG shall cause the USG Schedules and the instruments to be delivered to TBM hereunder to be updated after the date hereof up to and including the Closing Date.

ARTICLE III

Reorganization

Section 3.1 Delivery of TBM Securities. On the Closing Date, the TBM shareholder shall deliver to USG (i) a certificates evidencing all of the issued and outstanding shares of TBM, duly endorsed in blank or with executed stock power attached thereto in transferable form, and (ii) an investment letter, the form of which is attached hereto as Exhibit “A”.

Section 3.2 Issuance of USG Common Shares. In exchange for the TBM stock tendered pursuant to Section 3.1, USG shall issue an aggregate of 9,000,000 “restricted” USG Common Shares to the TBM shareholder, so that the TBM shareholder will own 90% of USG’s issued and outstanding common stock upon the Closing hereof.

Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of USG and TBM shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

Section 3.4 Closing. The closing (“Closing” or the “Closing Date”) of the transaction contemplated by this Agreement shall be as of the date in which all of the conditions included in Sections 3.1 and 3.2 hereinabove and those additional conditions contained in Article V hereinbelow have been satisfied by the respective party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.5 Effective Date. As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, Articles of Share Exchange setting forth the plan of reorganization, and other matters required by the corporate statutes of the state of Nevada to complete the reorganization of USG and TBM, shall be filed with the Secretary of State of Nevada. The “Effective Date” of the reorganization shall be the date upon which the Articles of Share Exchange are filed, unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.6 Termination.

(a)       This Agreement may be terminated by the board of directors of either USG or TBM at any time prior to the Closing Date if:

(i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the reorganization contemplated by this Agreement; or

(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

In the event of termination pursuant to this paragraph (a) of this Section 3.6, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)       This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of USG if TBM shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of TBM contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days’ written notice thereof is given to TBM. If this Agreement is terminated pursuant to this paragraph (b) of this Section 3.6, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

(c)       This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of TBM if USG shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of USG contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to USG. If this Agreement is terminated pursuant to this paragraph (c) of Section 3.6, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.7 Directors of USG. Upon the Closing, the following persons shall be appointed directors of USG in accordance with procedures set forth in the USG bylaws: Koley Hristo, Eduard Lozovskyy and Igor Zhutaev. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal.

Section 3.8 Officers of USG. Upon the Closing, the present officer of USG shall tender his resignations and simultaneous therewith, the following persons shall be elected as officers of USG in accordance with procedures set forth in the USG bylaws:

NAME	OFFICE

Eduard Lozovskyy	President

Igor Zhutaev	Secretary/Treasurer

Section 3.9 Effect of Reorganization. On the effective date of the reorganization, TBM shall become a wholly owned subsidiary of USG in accordance with the provisions of this Agreement and in accordance with the provisions of, and with the effect provided in the corporation laws of the state of Nevada. USG shall also change its name to “TBM Holdings, Inc.”

ARTICLE IV

SPECIAL COVENANTS

Section 4.1 Access to Properties and Records. USG and TBM will each afford to the officers and authorized representatives of the other full access to the properties, books and records of USG and TBM, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of USG and TBM, as the case may be, as the other shall from time to time reasonably request.

Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of USG to be issued pursuant to this Agreement will be “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act. USG is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, USG will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding USG so as to make available to the shareholders of USG the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of USG, USG will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of USG holding restricted securities of USG as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3 Special Covenants and Representations Regarding the USG Common Shares to be Issued in the Reorganization. The consummation of this Agreement, including the issuance of the USG Common Shares to the stockholder of TBM as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, inter alia, upon the circumstances under which the TBM stockholder acquires such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, TBM shall cause to be delivered, and the TBM stockholder shall deliver to USG, the investment letter referenced in Section 3.1.

Section 4.4 Third Party Consents. USG and TBM agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5 Actions Prior to Closing.

(a)       From and after the date of this Agreement until the Closing Date and except as set forth in the USG or TBM Schedules or as permitted or contemplated by this Agreement, USG and TBM will each use its best efforts to:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(v) maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all applicable jurisdictions and all rules, regulations and orders imposed by applicable governmental authorities.

(b)       From and after the date of this Agreement until the Closing Date, neither USG nor TBM will, without the prior consent of the other party:

(i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;

(ii) declare or pay any dividend on its outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers;

(iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

(v) purchase or redeem any shares of its capital stock, except as disclosed herein.

Section 4.6 Indemnification.

(a)       TBM hereby agrees to indemnify USG and each of the officers, agents and directors of USG as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

(b)       USG and its officers and directors hereby agrees to indemnify TBM and each of the officers, agents, directors and current shareholder of TBM as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 24 months.

Section 4.7 Undertakings of TBM. Management of TBM, who will assume the management of USG upon Closing, hereby undertakes to USG and its shareholders as follow:

(a) To exercise good faith in their efforts to file all reports required to be filed by the surviving company herein with the Securities and Exchange Commission or any other governmental agency, in a timely manner, including but not limited to, its audited financial statements within the time parameters established by the rules and regulations of the US Securities and Exchange Commission; and

(b) To exercise all due diligence in causing the surviving company to list its common stock for trading on any national stock exchange for which the surviving company may then qualify for such listing.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF USG

The obligations of USG under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by TBM in this Agreement shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and TBM shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by TBM prior to or at the Closing.

Section 5.2 Stockholder Approval. The stockholder of TBM shall have approved this Agreement and the transactions contemplated herein.

Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of TBM.

Section 5.4 Other Items. USG shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as USG may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF TBM

The obligations of TBM under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by USG in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and USG shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by USG prior to or at the Closing.

Section 6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of USG.

Section 6.3 Other Items. TBM shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as TBM may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.2 Law; Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, except as US federal law or the laws of the British Virgin Islands may be applicable.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram.

Section 7.4 Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. This contract is solely among USG and TBM and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

            IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

UCC SERVICES GROUP
a Nevada corporation

By:____s/Jim Brennan___________________
Jim Brennan, President

TBM MANAGEMENT LIMITED
a British Virgin Island company

By:____s/Eduard Lozovskyy_____________
Its:____President_______________________

EXHIBIT “A”

FORM OF INVESTMENT LETTER

INVESTMENT LETTER

__________________, 2006

UCC SERVICES GROUP

Gentlemen:

The undersigned herewith deposits his certificate for common stock of TBM MANAGEMENT LIMITED, a British Virgin Island corporation, (“TBM”), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Reorganization (the “Agreement”), between UCC SERVICES GROUP (the “Company”) and TBM, dated ____________, 2006, receipt of which is hereby acknowledged, in exchange for shares of Common Stock of the Company (the “Exchange Shares”). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned’s acceptance of the Exchange Shares and as of the date of this letter:

1. The undersigned is aware that his acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

2. The undersigned warrants full authority to deposit all shares referred to above and the Company will acquire good and unencumbered title thereto.

3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

4. By execution hereof, the undersigned hereby confirms that the Company’s common stock to be received in exchange for TBM stock (the “Securities”) will be acquired for investment for the undersigned’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the Securities.

5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as me by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understand that he cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that they may not be transferred by him to any person without the prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

The undersigned understands that the foregoing legend on his certificate for the Common Shares limits their value, including their value as collateral.

6. The undersigned represents that he is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that it is able to fend for himself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

7. The undersigned: (1) is not listed in the Annex to the Executive Order No. 13224 of September 23, 2001 – Blocking Property and Prohibiting Transactions With Persons who Commit, Threaten to Commit or Support Terrorism (the “Executive Order”) or is otherwise subject to the provisions of the Executive Order; (2) is not listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury, as updated or amended from time to time, or any similar list issued by OFAC; and (3) does not have any property blocked, or subject to seizure, forfeiture or confiscation, by any order relating to terrorism or money laundering issued by the President, Attorney General, Secretary of State, Secretary of Defense, Secretary of the Treasury or any other U.S. State or Federal governmental official or entity (in any case, a “Restricted Party”).

In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: ___________________, 2006

Very truly yours,

____________________________

(signature)

____________________________

(print name in full)

____________________________

(street address)

____________________________

(city, state, zip)